                                                                                                                        CH2000SUP1
                                                                                                                                VIASUP1
                                              Supplement to Prospectus Dated May 1, 2005
                                                    Supplement dated June 20, 2005

This Supplement  applies to the following  variable annuity products issued by American Skandia Life Assurance  Corporation  ("American
Skandia"):  Advisors Choice(R)2000,  American Skandia Variable  Immediate  Annuity and American  Skandia Variable  Adjustable  Immediate
Annuity.

This  Supplement  should be read and retained with the current  Prospectus for your annuity  contract  issued by American  Skandia Life
Assurance  Corporation  ("American  Skandia").  This Supplement is intended to update certain information in the May 2, 2005 Prospectus and  Statement of  Additional  Information  for the variable  annuity you own, and is not intended to be a prospectus  or offer for any other  variable  annuity  listed here that you do not own. If you would like another copy of the current  Prospectus  or a Statement of
Additional Information, please contact American Skandia at 1-800-752-6342.

(1) The following  footnotes are added to the fee table in the "Summary of Contract  Fees and Charges"  section for the  "International
Equity" and "Growth" funds under "Evergreen Variable Annuity Trust":

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                                          UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                              (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------

                                            Management Fees      Other Expenses        12b-1 Fees               Total Annual
          UNDERLYING PORTFOLIO                                                                               Portfolio Operating
                                                                                                                  Expenses
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
Evergreen Variable Annuity Trust
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
               International1                     0.75%              1.02%                 0.25%                     2.02%
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
               Growth2                            0.75%              0.80%                 0.25%                     1.80%
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
1.    Effective April 15, 2005, the name of the Portfolio was changed from "Evergreen VA International  Growth Portfolio" to "Evergreen
     VA International Equity Portfolio."
2.    Effective  April 15, 2005, the name of the Portfolio was changed from  "Evergreen VA Special  Equity  Portfolio" to "Evergreen VA
     Growth Portfolio."

(2) The fee information for the "Access High Yield" and the "Short Mid-Cap" funds under "ProFund VP" in the "Summary of Contract Fees and Charges" section is replaced as follows (Note:  this change applies solely to the Advisors Choice(R)2000 and the American Skandia
Variable Adjustable Immediate Annuity products):

--------------------------------------------------------------------------------------------------------------------------------------
                                          UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                              (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------

                                            Management Fees      Other Expenses        12b-1 Fees               Total Annual
          UNDERLYING PORTFOLIO                                                                               Portfolio Operating
                                                                                                                  Expenses
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
ProFunds VP
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
               Access VP High Yield               0.75%              1.02%                 0.25%                     2.02%
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------
               Short Mid-Cap                      0.75%              0.80%                 0.25%                     1.80%
----------------------------------------- -------------------- ------------------- -------------------- ------------------------------

(3) The sub-advisor information for the "AST LSV International Growth Portfolio" is replaced as follows:

---------------------- ---------------------------------------------------------------------------------- ----------------------------
        STYLE/                                  INVESTMENT OBJECTIVES/POLICIES                                     PORTFOLIO
         TYPE                                                                                                      ADVISOR/
                                                                                                                  SUB-ADVISOR
---------------------- ---------------------------------------------------------------------------------- ----------------------------
---------------------- ---------------------------------------------------------------------------------- ----------------------------
INTER-NATIONAL EQUITY  AST LSV  International  Value  (formerly AST DeAM  International  Equity):  seeks     LSV Asset Management
                       capital  growth.  The Portfolio  pursues its objective by primarily  investing at least 80% of the value of its assets in the equity  securities  of  companies  in developed non-U.S. countries that are represented in the MSCI EAFE Index.
---------------------- ---------------------------------------------------------------------------------- ----------------------------

(4) The first paragraph of the third bullet under "Owner,  Annuitant and Beneficiary  Designations:" under the "Purchasing You
Annuity" is replaced in its entirety as follows:

o     Beneficiary:  The  Beneficiary is the person(s) or entity you name to receive the death benefit.  Your  beneficiary  designations should be the exact name of your beneficiary,  not only a reference to the beneficiary's  relationship to you. If you use a designation of "surviving  spouse," we will pay the death benefit to the individual  that is your spouse at the time of your  death (as  defined  under  federal  tax laws and  regulations).  If no  beneficiary  is named the death benefit will be paid to you or your estate.